     As filed with the Securities and Exchange Commission on April 6, 1998

                                                       Total Number of Pages - 4
                                                    Index to Exhibits at Page -4

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ___________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             BRIO TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                      77-0210797
(State of incorporation or organization)      (IRS Employer
                                              Identification No.)

3430 WEST BAYSHORE ROAD, PALO ALTO, CA        94303
(Address of principal executive offices)      (Zip Code)

If this form relates to the registration of a          If this form relates to the registration
 class of securities pursuant to Section 12(b)         of a class of securities pursuant to
 of the Exchange Act and is effective pursuant         Section 12(g) of the Exchange Act and is
 to General Instruction A.(c), check the               effective pursuant to General
 following box.                                        Instruction A.(d), check the following
                                                       box.  [X]

Securities Act registration statement file number to which this form relates:
                           333-47263 (if applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered
-----------------------------------------  -------------------------------------

                 None                                       None


       Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, PAR VALUE $0.001
                    ---------------------------------------
                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 filed on or about March 3, 1998 (SEC File No. 333-47263) (the "Form S-1 Registration Statement").
      -------------------------------

Item 2.   Exhibits
          --------

          The following exhibits are filed as a part of this Registration
          Statement:

          1.*      Specimen certificate for Registrant's Common Stock.

          2.** Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State.

          3.*** Form of Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State upon the closing of the initial public offering.

          4.****   Bylaws.

          5.***** Amended and Restated Rights Agreement dated June 27, 1997 between the Registrant and certain holders of the Registrant's securities.



* Incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement. To be filed by amendment.
** Incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement.
*** Incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement.
**** Incorporated by reference to Exhibit 3.3 to the Form S-1 Registration Statement.
***** Incorporated by reference to Exhibit 4.2 to the Form S-1 Registration
      Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   March 24, 1998           BRIO TECHNOLOGY, INC.

                                 By:   /s/ Karen Willem
                                    ----------------------------------------
                                    Karen Willem, Executive Vice President,
                                    Finance and Operations and Chief Financial
                                    Officer

                               INDEX TO EXHIBITS

                                                                      Sequentially
Exhibit No.                     Description                           Numbered Page
--------------  --------------------------------------------------  -------------------

      1. *      Specimen certificate for Registrant's Common        Incorporated by
                Stock.                                              reference

      2.        Amended and Restated Certificate of Incorporation   Incorporated by
                filed with the Delaware Secretary of State.         reference

      3.        Form of Amended and Restated Certificate of         Incorporated by
                Incorporation to be filed with the Delaware         reference
                Secretary of State upon the closing of the
                initial public offering.

      4.        Bylaws.                                             Incorporated by
                                                                    reference
      5.        Amended and Restated Rights Agreement dated June    Incorporated by
                27, 1997 between the Registrant and certain         reference
                holders of the Registrant's securities.

*    To be filed by amendment.